UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

____________________

SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

____________________

Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

               On March 29, 2007, Security Capital Assurance Ltd (the “Company”) and Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LCC, as representatives of the initial purchasers named in Schedule I to the Purchase Agreement (as defined below) (collectively, the “Initial Purchasers”), entered into a purchase agreement (the “Purchase Agreement”) pursuant to which the Initial Purchasers agreed to purchase, subject to and upon terms and conditions set forth in the Purchase Agreement, an aggregate of 250,000 of the Company’s Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares, par value US$0.01 per share, having a liquidation preference of US$1,000 per share (the “Preference Shares”).

               Until September 30, 2017, dividends on the Preference Shares will be payable semiannually on a non-cumulative basis, when, as and if declared by the Company’s board of directors, on March 31 and September 30 of each year at a fixed rate equal to 6.88% per annum on the liquidation preference. From and after September 30, 2017, dividends on the Preference Shares will be payable quarterly on a non-cumulative basis, when, as and if declared by the Company’s board of directors, on March 31, June 30, September 30 and December 31 of each year at a floating rate equal to three-month LIBOR plus 2.715% on the liquidation preference. Dividends on the Preference Shares, if declared, will be payable commencing on September 30, 2007.

               The Preference Shares will be perpetual securities with no fixed maturity date and will not be convertible into any of the Company’s other securities. The offering is expected to close on April 5, 2007, and will result in net proceeds, after deducting commissions and estimated offering expenses, of approximately $245.5 million to SCA.

               The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which is filed as an exhibit hereto and is incorporated by reference herein.

Item 8.01.                Other Events.

               On March 29, 2007, Security Capital Assurance Ltd issued the press release attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.                Financial Statements and Exhibits.

               (d)              Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
Purchase Agreement, dated March 29, 2007, among Security Capital Assurance Ltd and
10.1	Lehman Brothers, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia
Capital Markets, LLC, as representatives of the inital purchasers named therein.

99.1	Press Release (“Security Capital Assurance Announces Pricing of its $250 Million Non-
Cumulative Preference Share Offering”) dated March 29, 2007.

SIGNATURES

                              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      March 30, 2007

SECURITY CAPITAL ASSURANCE LTD
(Registrant)

By:	/s/ Thomas W. Currie
	Name:	Thomas W. Currie
	Title:	Senior Vice President and Chief Risk Officer